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                                                                 Exhibit 24

                               POWER OF ATTORNEY

   The undersigned hereby constitutes and appoints each of Mark Tebbe, C. Rudy Puryear and Brian Henry his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-1 (including any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

                                               /s/ William J. Davis

                                          _________________________________

                                                   William J. Davis